Exhibit 99.2

FOR IMMEDIATE RELEASE
May 1, 2007

Investor Contact: Martie Edmunds Zakas
Sr. Vice President - Strategic Planning & Investor Relations
770.206.4237
mzakas@muellerwp.com

Media Contact: Katrina Blauvelt
Director - Corporate Communications & Public Affairs
770-206-4240
kblauvelt@muellerwp.com

MUELLER WATER PRODUCTS ANNOUNCES CASH TENDER OFFERS AND RELATED CONSENT SOLICITATIONS FOR 10% SENIOR SUBORDINATED NOTES DUE 2012 AND 14¾% SENIOR DISCOUNT NOTES DUE 2014

(ATLANTA) - Mueller Water Products, Inc. (NYSE: MWA, MWA.B) today announced that it has commenced cash tender offers to repurchase all of the outstanding 10% Senior Subordinated Notes due 2012 (CUSIP No. 624755AD6) (the “Senior Subordinated Notes”), of Mueller Group, LLC and Mueller Group Co-Issuer, Inc., and its 14¾% Senior Discount Notes due 2014 (CUSIP No. 62475RAC0) (the “Senior Discount Notes” and, together with the Senior Subordinated Notes, the “Notes”).  In connection with the tender offers, the Company is soliciting consents to amend the indentures governing each series of Notes. The tender offers and related consent solicitations are being made in connection with the refinancing of Mueller Water Products’ existing credit facility and outstanding Notes.  The tender offers and consent solicitations are made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated May 1, 2007 (the “Offer to Purchase”) and the related Consent and Letter of Transmittal.  Currently there are outstanding $204.75 million principal amount at maturity of Senior Subordinated Notes and $144.95 million principal amount at maturity of the Senior Discount Notes.

Holders who validly tender their Notes and deliver their consents to the proposed amendments on or prior to 5 p.m., New York City time, on May 14, 2007, unless extended or earlier terminated, (the “Consent Payment Deadline”), will be eligible to receive the Total Consideration with respect to the applicable series of Notes, which includes a Consent Payment equal to $30.00 per $1,000 principal amount of the tendered Notes.

Tendered Notes may not be withdrawn and consents may not be revoked after the Consent Payment Deadline. The tender offers will expire at midnight, New York City time, on Thursday, May 31, 2007, unless extended or earlier terminated by the Company.  Holders of Notes who tender their Notes after the Consent Payment Deadline and on or before the expiration date will receive the Purchase Price, which is the Total Consideration minus the Consent Payment.

The Total Consideration to be paid for each Note validly tendered and not withdrawn on or prior to the Consent Payment Deadline, upon the terms and subject to the conditions of the tender offers and consent solicitations, will be paid in cash and calculated based in part on the yield of, in the case of the Senior Subordinated Notes, the 4⅞% U.S. Treasury Note due April 30, 2008 and, in the case of the Senior Discount Notes, the 4½% U.S. Treasury Note due March 31, 2009.

The Total Consideration for each $1,000 principal amount at maturity of the Senior Subordinated Notes validly tendered and not withdrawn pursuant to the tender offers is the price equal to the sum of the present value on the scheduled initial payment date of $1,050.00, which is the redemption price for the Senior Subordinated Notes on May 1, 2008, plus the present value of any interest that would accrue with respect to each $1,000 principal amount of such Notes from the most recent interest payment date to, but not including May 1, 2008, less accrued but unpaid interest from the last interest payment date to, but not including, the scheduled initial payment date.  The Total Consideration for each $1,000 principal amount at maturity of the Senior Discount Notes validly tendered and not withdrawn pursuant to the tender offers is the price equal to the sum of the present value on the scheduled initial payment date of $1,073.75, which is the redemption price for the Senior Discount Notes on April 15, 2009 (along with May 1, 2008, an “Earliest Redemption Date”).  In each case, the present value will be determined on the basis of a yield to such Earliest Redemption Date equal to the sum of (x) the yield to maturity (the “Reference Yield”) on the applicable U.S. Treasury Note specified above, as calculated by Banc of America Securities LLC and J.P. Morgan Securities Inc. (the “Dealer Managers”), in accordance with standard market practice, based on the bid price for such Reference Securities as of the Price Determination Date, as displayed on the relevant page of the Bloomberg Government Pricing Monitor or any recognized quotation source selected by the Dealer Managers in their sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous and (y) the applicable spread of 50 basis points. Holders of Senior Subordinated Notes that are accepted for payment also will be paid accrued and unpaid interest up to, but not including, the applicable payment date for Notes purchased in the tender offer for such Notes.  The Company expects that the Price Determination Date will be 2 p.m., New York City time, on May 17, 2007, unless extended by the Company in its sole discretion.

In connection with the tender offers, the Company is soliciting consents to proposed amendments to the indentures governing each series of Notes, which will eliminate substantially all restrictive covenants and certain events of default, amend certain provisions of covenants relating to the merger and consolidation of the Company, the issuers of the Notes and (in the case of the Senior Subordinated Notes) the subsidiary guarantors, and make changes to certain terms of the defeasance and satisfaction and discharge provisions (and make related changes in the Notes) and delete the form of supplemental indenture for subsequent guarantors, in the case of the Senior Subordinated Notes.  Holders may not tender their Notes without also delivering consents or deliver consents without also tendering their Notes.

The Company expects to pay for Notes that have been validly tendered and not withdrawn prior to the Consent Payment Deadline and that are accepted for payment, promptly following the date on which all conditions to the tender offers have been satisfied or waived, which is expected to be on or about May 24, 2007.  For Notes that have been validly tendered after the Consent Payment Deadline and that are accepted for payment, the Company will make payment promptly following the tender offer expiration date.

The tender offer and consent solicitation for each series of Notes is conditioned on the satisfaction of certain conditions including, but not limited to:

•                  The tender on or prior to the Consent Payment Deadline of Notes representing a majority of the principal amount of such Notes outstanding.

•                  The execution by the trustee of the supplemental indentures implementing the proposed amendments following receipt of the requisite consents.

•                  The completion by Mueller Water Products of the refinancing of its existing credit facility and outstanding Notes on terms satisfactory to Mueller Water Products.

The Company has retained Banc of America Securities LLC and J.P. Morgan Securities Inc. to act as the Dealer Managers for the tender offers and Solicitation Agents for the consent solicitations.  Persons with questions regarding the tender offers and the consent solicitations should contact Banc of America Securities LLC at (888) 292-0070 (toll-free) or (704) 388-9217 (collect) or J.P. Morgan Securities Inc. at (212) 270-3994 (collect).  Requests for documentation may be directed to Global Bondholder Services Corporation, the Information Agent, which can be contacted at (212) 430-3774 (for banks and brokers only) or (866) 924-2200 (for all others toll free).

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offers to buy the Notes only are being made pursuant to the tender offer and consent solicitation documents, including the Offer to Purchase that the Company is distributing to holders of Notes.  The tender offers and consent solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offers or consent solicitations are required to be made by a licensed broker or dealer, they shall be deemed to be made by Banc of America Securities LLC and J.P. Morgan Securities Inc. on behalf of Mueller Water Products.

Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods of the Company to differ materially from forecasted results. Those risks include, among others, changes in customers’ demand for our products, changes in raw material pricing, labor, equipment and transportation costs, changes in customer orders, pricing actions by the Company’s competitors, changes in law, the inability to successfully integrate an acquired business, and general changes in economic conditions. Risks associated with forward-looking statements are more fully described in our filings with the Securities and Exchange Commission. Mueller Water Products assumes no duty to update its forward-looking statements as of any future date.

About Mueller Water Products
Mueller Water Products is a leading North American manufacturer and marketer of infrastructure and flow control products for use in water distribution networks and treatment facilities.  Its broad product portfolio includes engineered valves, hydrants, pipe fittings and ductile iron pipe, which are used by municipalities, as well as the commercial and residential construction, oil and gas, HVAC and fire protection industries.  With revenues of approximately $1.9 billion, the Company is comprised of three main operating segments: Mueller Co., U.S. Pipe and Anvil.  Based in Atlanta, Georgia, the Company employs approximately 7,000 people.

-MWA-